Exhibit 99

Hudson Acquisition I Corp. Mourns the Loss of Chief Financial Officer, Mr. Hon Man Yun

NEW YORK (October 9, 2023), -- Hudson Acquisition I Corp. (the “Company” or “Hudson”) (Nasdaq: HUDA), announced today that Mr. Hon Man Yun, the Chief Financial Officer of the Company, passed away on October 3, 2023. The entire Hudson organization is profoundly saddened by this shocking loss.

Mr. Yun served as the Company’s Chief Financial Officer since 2022. Jiang Hui, the Company’s Chief Executive Officer, said, “It is with great sadness that we announce the passing of Hon Man Yun. He was an outstanding member of the Company’s executive team and was an inspiration to us all. He will be missed not only as a business colleague, but also as a friend. We extend our deepest condolences to the entire Yun family”.

About Hudson Acquisition I Corp.

Hudson Acquisition I Corp. is a Delaware corporation incorporated as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region except that the Company will not consummate an initial business combination with any entity being based in or having the majority of its operations in China (including Hong Kong and Macau). The Company affirmatively excludes as an initial business combination with a target company of which financial statements are audited by an accounting firm that the United States Public Company Accounting Oversight Board is unable to inspect for two consecutive years beginning in 2021.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including the search for an initial business combination, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as may be required by law.

Company Contact

Hudson Acquisition I Corp.

Jiang Hui
Telephone: +1(347) 205-3126

Investor and Media Contact:

International Elite Capital Inc.

Annabelle Zhang
Telephone: +1(646) 866-7989

Email: annabelle@iecapitalusa.com